FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT (this “First Amendment”) is entered into as of October 24, 2008, among QUEST RESOURCE CORPORATION, a Nevada corporation (the “Borrower”), the Guarantors listed on the signature pages hereto, ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively), and as the Lender.

Reference is made to the Amended and Restated Credit Agreement dated as of July 11, 2008 among Borrower, the Administrative Agent, the Collateral Agent and the Lender (the “Credit Agreement”). Unless otherwise defined in this First Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this First Amendment.

RECITALS

A. The former chairman and chief executive officer (“CEO”) of the Borrower has been accused of engaging in a series of unauthorized transactions spanning several years whereby funds of the Borrower or an Affiliate of the Borrower were transferred to an entity controlled by the former CEO and periodically repaid in such a fashion that the transactions were not timely discovered and over time resulted in there being a misappropration of approximately $10,000,000 of funds of the Borrower or its Affiliates by the former CEO for his personal benefit (the “Misappropriation Transaction”). As a result of the Misappropriation Transaction, various representations and warranties of the Borrower may no longer be true and correct and certain covenants may have been breached. The internal investigation and forensic accounting investigation relating to the Misappropriation Transaction is still pending at the time of execution of this First Amendment and may continue for an indefinite period of time.

B.        To rectify possible covenant violations, the Borrower has requested certain waivers and amendments.

C.        Borrower has requested Lender make additional term loan advances of up to $6,000,000 to provide working capital and to make Capital Expenditures for the development of the Borrower’s Oil and Gas Properties.

D.        Subject to the terms and conditions of this First Amendment, the Administrative Agent and the Lender are willing to agree to such requested waivers and amendments and to provide such additional term loan advances subject to the terms and conditions of this First Amendment.

Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.    Amendments. Effective as of the First Amendment Effective Date (hereinafter defined), the Credit Agreement is amended as follows:

1.1	Definitions. Section 1.01 of the Credit Agreement is amended as follows:
(a)	The following definitions are amended in their entirety to read as follows:

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“Adjusted Base Rate means the Base Rate plus the Applicable Rate.”

“Adjusted Eurodollar Rate means the Eurodollar Rate plus the Applicable Rate.”

“Agreement means this Amended and Restated Credit Agreement as amended by the First Amendment to Credit Agreement.”

“Applicable Rate means nine hundred basis points (900 bps) with reference to the Base Rate and one thousand basis points (1,000 bps) with reference to the Eurodollar Rate.”

“Base Rate means for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate for such day, and (c) the Eurodollar Rate (without giving effect to the minimum per annum rate of 3.50% specified in the definition of Eurodollar Rate for purposes of this definition) for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus two and one-half percent (2.5%); provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. (London time) on such day. Any change in the Base Rate due to a change in the Prime Rate, Federal Funds Rate or the Eurodollar Rate shall be effective automatically and without notice to Borrower or any Lender on the effective date of such change in the Prime Rate, Federal Funds Rate or Eurodollar Rate, respectively.”

“Borrowing means a borrowing consisting of simultaneous Term Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01 or Section 2.02.”

“Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of New York, or are in fact closed and, if such day relates to any Eurodollar Rate Loan or the calculation of the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.”

“Collateral Deficiency means the Outstanding Amount of Term Loan Principal Debt is more than the sum of (i) 50% of Pledged Collateral Market Value plus (ii) Pledged Oil and Gas Property Value.”

“Consolidated EBITDA means, for any period, for the Borrower and the QRC Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Charges, (iii) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (iv) the amount of depreciation, depletion and amortization expense deducted in determining such Consolidated Net Income, (v) merger and acquisition costs incurred by the Borrower that are required to be expensed as a result of the termination of the merger agreement with Pinnacle Gas Resources, Inc., (vi) merger and acquisition costs required to be expensed under FAS 141(R), (vii) fees and expenses of the internal investigation and forensic accounting investigation relating to the Misappropriation Transaction and the related restructuring which shall be capped at $1,500,000 for purposes of this definition and (viii) other non-cash charges and expenses deducted in the determination of such Consolidated Net Income, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the

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Borrower and the QRC Subsidiaries on a consolidated basis, all determined in accordance with GAAP. “

“Consolidated Interest Charges means, for any period, for the Borrower and the QRC Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and the QRC Subsidiaries in connection with Indebtedness (net of interest rate Swap Contract settlements (including capitalized interest) and net of any write-off of debt issuance costs and prepayment premium of Indebtedness repaid in connection with the initial public offering of common units of Quest Energy Partners, L.P. in November, 2007), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and the QRC Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.”

“Default Rate means an interest rate equal to (a) the Adjusted Base Rate plus (b) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.”

“Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan a rate per annum described below; provided such rate shall never be less than 3.50% per annum:

(a)        the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the LIBOR I screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)       if the rate referenced in the preceding subsection (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.”

“Facility means collectively the Original Term Loan Facility and the Additional Term Loan Facility and individually either of them.”

“Maturity Date means (a) with respect to the Original Term Loan, the Original Term Loan Maturity Date and (b) with respect to the Additional Term Loan, the Additional Term Loan Maturity Date.”

“Term Loan Commitment means collectively the Original Term Loan Commitment and Additional Term Loan Commitment and individually either of them.”

“Term Loan Facility means collectively the Original Term Loan Facility and Additional Term Loan Facility and individually either of them.”

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“Term Loan Principal Debt means collectively the Original Term Loan Principal Debt and Additional Term Loan Principal Debt and individually either of them.”

“Term Loans means collectively the Original Term Loans and Additional Term Loans and individually either of them.”

“Term Note means collectively the Original Term Note and Additional Term Note and individually either of them.”

(b)       The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:

“Additional Term Loan means an extension of credit by a Lender to the Borrower pursuant to Section 2.02.”

“Additional Term Loan Commitment means, as to each Lender, its obligation to make Additional Term Loans to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding not to exceed the amount stated beside such Lender’s name on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents, including Section 2.04(c)(i)) and collectively for all Lenders an amount (subject to increase, reduction or cancellation as herein provided) equal to $6,000,000 (collectively, the Additional Term Loan Commitments of all the Lenders herein the “Aggregate Additional Term Loan Commitments”).”

“Additional Term Loan Facility means the credit facility as described in and subject to the limitations set forth in Section 2.02.”

“Additional Term Loan Maturity Date means (a) November 30, 2008, or (b) such earlier effective date of any other termination, cancellation, or acceleration of the Aggregate Additional Term Loan Commitment under this Agreement.”

“Additional Term Loan Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Additional Term Loans under the Additional Term Loan Facility.”

“Additional Term Note means a promissory note of the Borrower in substantially the form of Exhibit B-2, evidencing the obligation of Borrower to repay the Additional Term Loans and all renewals and extensions of all or any part thereof.”

“Aggregate Additional Term Loan Commitments has the meaning specified in the definition of “Additional Term Loan Commitment”.”

“Aggregate Original Term Loan Commitments has the meaning specified in the definition of “Original Term Loan Commitment”.”

“First Amendment Effective Date means October 24, 2008.”

“First Amendment to Credit Agreement means that certain First Amendment to Amended and Restated Agreement dated as of October 24, 2008, among the Borrower, Royal Bank of Canada, as Administrative Agent, Collateral Agent and as the Lender.”

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“Misappropriation Transaction collectively means the alleged series of unauthorized fund transfers occurring over a multi-year period initiated by the former chairman and chief executive officer (“CEO”) of the Borrower whereby funds of the Borrower, QELP or one or more of their Subsidiaries were transferred to an entity controlled by the former CEO and periodically repaid but in such a manner that the transactions were not timely discovered and over time resulted in the former CEO having allegedly misappropriated and converted to his personal use, an amount estimated to be $10 million.”

“Original Credit Agreement has the meaning set forth in the Preliminary Statement.”

“Original Term Loan Commitment means, as to each Lender, its obligation to make Original Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount stated beside such Lender’s name on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents) and collectively for all Lenders an amount (subject to increase, reduction or cancellation as herein provided) equal to $35,000,000 (collectively, the Original Term Loan Commitments of all the Lenders herein the “Aggregate Original Term Loan Commitments”).”

“Original Term Loan Facility means the credit facility as described in and subject to the limitations set forth in Section 2.01.”

“Original Term Loan Maturity Date means (a) July 11, 2010, or (b) such earlier effective date of any other termination, cancellation, or acceleration of the Aggregate Original Term Loan Commitments under this Agreement.”

“Original Term Loan Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Original Term Loans under the Original Term Loan Facility.”

“Original Term Loans means an extension of credit by a Lender to the Borrower pursuant to Section 2.01.”

“Original Term Note means a promissory note of the Borrower in substantially the form of Exhibit B-1, evidencing the obligation of Borrower to repay the Original Term Loans and all renewals and extensions of all or any part thereof.”

“Pledged Oil and Gas Property Value” means the value of the Borrower’s and its Subsidiaries’ Oil and Gas Properties as determined by the Administrative Agent from time to time in its reasonable discretion, initially as of the First Amendment Effective Date as set forth on Exhibit E and thereafter as determined by the Administrative Agent from time to time in writing to the Borrower.

“Prime Rate” means for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“QELP First Amendment means that certain First Amendment to Second Lien Senior Term Loan Agreement among Quest Cherokee, LLC, as borrower, QELP, as a guarantor, Quest

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Cherokee Oilfield Service, LLC, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as syndication agent, Société Genéralé, as documentation agent, and the lenders party thereto.

“QELP Second Amendment means that certain Second Amendment to Amended and Restated Credit Agreement among Quest Cherokee, LLC, as borrower, QELP, as a guarantor, Quest Cherokee Oilfield Service, LLC, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as documentation agent, and the lenders party thereto.

“QELP Redetermined Borrowing Base means the borrowing base for QELP redetermined as of November 1, 2008 pursuant to that certain Amended and Restated Credit Agreement dated November 15, 2007, among Quest Cherokee, LLC, as borrower, QELP, as a guarantor, Quest Cherokee Oilfield Service, LLC, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as syndication agent, Société Genéralé, as documentation agent, and the lenders party thereto, as amended.

“QMLP Second Amendment means that certain Second Amendment to Amended and Restated Credit Agreement among QMLP and Bluestem Pipeline, LLC, as borrowers, Quest Kansas General Partner, L.L.C., as a guarantor, Quest Kansas Pipeline, L.L.C., as a guarantor, Quest Pipeline (KPC), as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent and the lenders party thereto.

“Transition Period” means the period commencing on the First Amendment Effective Date and ending on the date the following two conditions are both satisfied: (i) delivery to the Administrative Agent of the stand alone balance sheet of the Borrower as of December 31, 2008 and the related statement of income and cash flows for such year, audited and accompanied by a report and opinion of UHY LLP or another nationally recognized firm of independent certified public accounts reasonably acceptable to the Required Lenders which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit; and (ii) the Additional Term Loan is repaid in full.”

1.2       Article I. Article I of the Credit Agreement is amended by adding a new Section 1.06 “Assumption Relating to Misappropriation Transaction” to read in its entirety as follows:

“1.06    Assumption Relating to Misappropriation Transaction. The waivers and amendments set forth in the First Amendment to Credit Agreement have been entered into by the Borrower, the Administrative Agent and the Lenders prior to the completion of the Borrower’s internal investigation and forensic accounting investigation relating to the Misappropriation Transaction. The Borrower’s good faith best estimate of the amount of funds misappropriated from the Borrower, QELP or their Subsidiaries prior to entering into the First Amendment to Credit Agreement is $10 million. If after the First Amendment to Credit Agreement becomes effective the Borrower determines (i) that the amount of funds misappropriated exceeds $11 million or (ii) other facts or circumstances concerning the Misappropriation Transaction previously unknown to the Lenders are discovered that result in the Lenders in good faith determining that the facts and circumstances concerning the Misappropriation Transaction assumed to exist at the time the First Amendment to Credit Agreement was entered into were materially erroneous, then in any such instance the waivers and amendments directly relating to the Misappropriation Transaction set forth in the First Amendment to Credit Agreement shall be deemed rescinded and revoked. Notwithstanding such rescission and revocation, neither the

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Administrative Agent nor any Lender will be authorized to exercise any rights or remedies otherwise available to them as a result of such rescission and revocation until the expiration of the twenty (20) Business Day negotiation period described in the next sentence. The Borrower, the Administrative Agent and the Lenders shall negotiate in good faith for a period of twenty (20) Business Days to replace such rescinded and revoked waivers and amendments with replacement waivers and amendments satisfactory to the Administrative Agent and the Lenders in their sole and absolute discretion. If the Borrower, Administrative Agent and Required Lenders fail to replace such rescinded and revoked waivers and amendments at the end of such twenty (20) Business Day period, those waivers and amendments will cease to be of any force or effect and the Lenders shall be entitled to exercise any rights or remedies available to them under any Loan Document. Notwithstanding the foregoing, any fees paid pursuant to the First Amendment to Credit Agreement shall be nonrefundable and any increases in the Applicable Rate shall continue in full force and effect.”

1.3       Section 2.01. Section 2.01 of the Credit Agreement is amended to read in its entirety as follows:

“2.01    Original Term Loans. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make Original Term Loans to Borrower in a single disbursement on the Restatement Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Pro Rata Share of the Aggregate Original Term Loan Commitments. If all or a portion of the Original Term Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed. Any portion of the Aggregate Original Term Loan Commitments that remains undisbursed after the initial disbursement under the Original Term Loan Facility shall be reduced to zero and cancelled on the date of such initial disbursement. Original Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”

1.4       Section 2.02. Section 2.02 of the Credit Agreement is amended to read in its entirety as follows:

“2.02    Additional Term Loans. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make Additional Term Loans to Borrower in multiple disbursements on and after the First Amendment Effective Date and until the day preceding the Additional Term Loan Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Pro Rata Share of the Aggregate Additional Term Loan Commitments. If all or a portion of the Additional Term Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed. Additional Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”

1.5       Section 2.03(a). The first four (4) sentences in Section 2.03(a) of the Credit Agreement are amended to read in their entirety as follows:

“Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Term Loans as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than noon, New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar

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Rate Loans, and (ii) one Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Loans, or the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, and each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that any Base Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Additional Term Loan Commitment.”

1.6       Section 2.03(b). Section 2.03(b) of the Credit Agreement is amended by deleting the phrase “Section 4.01” therein and replacing it with the phrase “Section 4.01 and Section 4.02, as applicable”.

1.7       Section 2.04(b)(i). Section 2.04(b)(i) of the Credit Agreement is amended to add the word “Original” before the words “Term Loan Principal Debt”.

1.8       Section 2.04(c). Section 2.04(c) of the Credit Agreement is amended to read in its entirety as follows:

“(c)	Mandatory Prepayments from Net Cash Proceeds.

(i)        Dispositions. If any Net Cash Proceeds are received by the Borrower or any Subsidiary (other than an Excluded Subsidiary) from one or more Dispositions (including any deferred purchase price therefor and including sales of stock or other equity interests of Subsidiaries (other than Excluded Subsidiaries)) excluding the PetroEdge Disposition and any Disposition permitted by Section 7.07(a), the Term Loans shall be prepaid, immediately upon receipt of such Net Cash Proceeds, in an amount equal to the amount of Net Cash Proceeds received from all such Dispositions as follows: first, to the Additional Term Loan Principal Debt until repaid in full, second, the next $4,500,000 will be applied to the Original Term Loan Principal Debt (and any such prepayments will be applied against installments of principal due on the Original Term Loan in direct order of maturity as specified in Section 2.06(a)), third, provided (a) the QELP Second Amendment has become effective, (b) the QELP First Amendment has become effective, (c) the QMLP Second Amendment has become effective, (d) the QELP Redetermined Borrowing Base is at least $190,000,000, and (e) such Net Cash Proceeds are received by the Borrower or any Subsidiary (other than an Excluded Subsidiary) by January 31, 2009, the Borrower or such Subsidiary will be entitled to retain for its own use up to $20,000,000 of Net Cash Proceeds received by Borrower or such Subsidiary for working capital and to make Capital Expenditures for the development of its Oil and Gas Properties (but if any of the foregoing conditions are not satisfied, then no Net Cash Proceeds will be retained by the Borrower or such Subsidiary for its own use pursuant to this clause) and fourth, any excess Net Cash Proceeds will be applied to the Original Term Loan Principal Debt, unless an Event of Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of Section 2.11(d) and not the provisions of this Section 2.04(c)(i) shall apply.

(ii)       Debt Issuances. Immediately upon receipt by the Borrower or any Subsidiary (other than an Excluded Subsidiary) of the Net Cash Proceeds of any Debt Issuance, the Borrower shall repay the Term Loan Principal Debt in an aggregate amount equal to 100% of such Net Cash Proceeds as provided in Section 2.04(c)(iv).

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(iii)      Equity Offerings. Immediately upon the receipt by the Borrower or any Subsidiary (other than an Excluded Subsidiary) of the Net Cash Proceeds of any Equity Offering, the Borrower shall repay the Term Loan Principal Debt in an aggregate amount equal to 50% of such Net Cash Proceeds as provided in Section 2.04(c)(iv); provided, however, the Borrower shall not be required to repay the Term Loan with the Net Cash Proceeds from the Borrower’s July 1, 2008 public offering of 8.8 million common shares or the exercise of the overallotment option granted to the underwriters in connection with such offering.

(iv)      Application of Mandatory Prepayments. The prepayments provided for Sections 2.04(c(ii) and (iii)) shall be applied as follows: first to the Additional Term Loan Principal Debt until repaid in full, second to the Original Term Loan Principal Debt until repaid in full, then to the Borrower, unless an Event of Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of Section 2.11(d) shall apply).”

1.9       Section 2.05. Section 2.05 of the Credit Agreement is amended to read in its entirety as follows:

“2.05    Reduction or Termination of Commitments. The Borrower may, upon notice to the Administrative Agent (prior to funding the Original Term Loan) permanently reduce the Aggregate Original Term Loan Commitments and upon notice to the Administrative Agent (prior to the Additional Term Loan Maturity Date) permanently reduce the Aggregate Additional Term Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than noon, three Business Days prior to (or if all the outstanding Borrowings are Base Rate Loans, no later than noon on) the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination. Once reduced in accordance with this Section, the Aggregate Original Term Loan Commitments or Aggregate Additional Term Loan Commitments, as applicable, may not be increased. Any reduction of the Aggregate Term Loan Commitments shall be applied to the Term Loan Commitment of each Lender according to its Pro Rata Share. Except in connection with a termination or reduction of the entire Aggregate Term Loan Commitments, all commitment fees on the portion of the Aggregate Term Loan Commitments so reduced which have accrued to the effective date of any reduction of the Aggregate Term Loan Commitments shall at Administrative Agent’s option either be paid on the effective date of such reduction or on the date when such commitment fee would otherwise be due.”

1.10     Section 2.06. Section 2.06 of the Credit Agreement is amended to read in its entirety as follows:

“2.06	Repayment of Term Loans.

(a)        Subject to the provisions of Section 2.04(c)(i), the Borrower shall repay to the Lenders the Original Term Loan Principal Debt in quarterly installments on the last Business Day of each March, June, September and December during the term of this Agreement and on the Original Term Loan Maturity Date, such installments commencing on September 30, 2008, each installment in the amount of $1,500,000, with the remaining Original Term Loan Principal Debt being payable in full on the Original Term Loan Maturity Date.

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(b)       The Borrower shall repay to the Lenders the Additional Term Loan Principal Debt on the Additional Term Loan Maturity Date.”

1.11     Section 2.07(a). Section 2.07(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurodollar Rate for such Interest Period and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted Base Rate.”

1.12     Section 2.10(a). Section 2.10(a) of the Credit Agreement is amended by deleting the phrase “Credit Extensions” and replacing it with the phrase “Term Loans”.

1.13     Section 2.11(c). Section 2.11(c) of the Credit Agreement is amended to read in its entirety as follows:

“(c)      If no Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount of Additional Term Loans, then to accrued interest then due and payable on the Outstanding Amount of Original Term Loans, then to the Outstanding Amount of the Additional Term Loans, then to the Outstanding Amount of Original Term Loans, and then to the remaining Obligations in the order and manner as Borrower may direct.”

1.14     Section 2.14. Section 2.14 of the Credit Agreement is amended by adding the phrase “Original Term Loan” before the words “Maturity Date”.

1.15     Section 3.03. Section 3.03 of the Credit Agreement is amended to read in its entirety as follows:

“3.03    Inability to Determine Rates. If the Administrative Agent (or any Lender) determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks (or such Lender) in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Required Lenders (or any Lender) determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders (or such Lender) of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until all of the Lenders revoke such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.”

1.16     Section 3.07. Section 3.07 of the Credit Agreement is amended to read in its entirety as follows:

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“3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Original Term Loan Commitments and Aggregate Additional Term Loan Commitments and payment in full of all the other Obligations.”

1.17     Article IV. Article IV of the Credit Agreement is amended by adding a new Section 4.02 thereto to read in its entirety as follows:

4.02     Conditions Precedent to Initial Additional Term Loan Borrowing. The initial Borrowing of Additional Term Loans under this Agreement occurring on or after the First Amendment Effective Date is subject to, and will take effect upon, satisfaction of the following conditions precedent on or prior to such date:

(a)        The Administrative Agent shall have received a Borrowing Notice in accordance with the requirements hereof requesting an initial Borrowing of Additional Term Loans in an amount not to exceed $2,000,000.

(b)       The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or other Person party thereto, each dated the First Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the First Amendment Effective Date), and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)       executed counterparts dated as of the First Amendment Effective Date of the First Amendment to Credit Agreement, mortgages covering all of Borrower’s Oil and Gas Properties not previously subjected to a Lien in favor of the Administrative Agent as security for the Obligations (other than Excluded Assets and Oil and Gas Properties located in Stueben County, New York which will not be mortgaged due to the amount of New York mortgage tax that would be payable and Oil and Gas Properties located in Potter County, Pennsylvania which are the subject of a farmout to Borrower and for which Borrower must pay additional monies to fully earn) and all other Loan Documents requested by the Administrative Agent sufficient in number for distribution to the Administrative Agent, each Lender and Borrower;

(ii)       Additional Term Notes executed by the Borrower in favor of each Lender requesting an Additional Term Note, each Additional Term Note in a principal amount equal to such Lender’s Additional Term Loan Commitment, and each Additional Term Note dated as of the First Amendment Effective Date;

(iii)      such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with the First Amendment to Credit Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)      a certificate of a Responsible Officer of the Borrower certifying that to the Responsible Officer’s knowledge the Borrower and the QRC Subsidiaries on a consolidated basis are not “insolvent” as such term is used and defined in (i) the United States Bankruptcy Code or (ii) the New York Uniform Fraudulent Transfer Act; and

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(v)       such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(d)       A Regulation U Statement of Purpose from the Borrower stating that no proceeds of the Term Loans have been or will be used to purchase or carry margin stock.

(e)        An opinion from counsel to each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f)        Any fees due and payable at the First Amendment Effective Date shall have been paid.

(g)       The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the First Amendment Effective Date.

(h)       The Administrative Agent’s receipt of Collateral Documents, executed by each Loan Party that has assets or conducts business, in appropriate form for recording, where necessary, together with:

(i)        funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 and UCC-3 financing statements and fees associated with the filing of the Mortgages, including any mortgage tax; and

(ii)       evidence that all other actions reasonably necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents (except to the extent otherwise permitted hereunder), and to enhance the Administrative Agent’s ability to preserve and protect its interests in and access to the Collateral, have been taken.

(i)        The Administrative Agent’s receipt (with sufficient copies for all Lenders) of the certificate of incorporation of the Borrower, together with all amendments, certified by an appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by Section 326 of the USA Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date (which shall occur no later than October 24, 2008), and such notice shall be conclusive and binding.”

1.18     Article IV. Article IV of the Credit Agreement is amended by adding a new Section 4.03 thereto to read in its entirety as follows:

“4.03    Conditions Precedent to Subsequent Additional Term Loan Borrowing. The subsequent Borrowing of Additional Term Loans under this Agreement shall occur during the first week of November, 2008 and is subject to, and will take effect upon, satisfaction of the following conditions precedent on or prior to such date:

(a)        Tudor, Pickering, Holt & Co. shall deliver a letter to the Administrative Agent, confirming that Tudor, Pickering, Holt & Co. has been retained by the Borrower to sell Oil and

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Gas Properties of the Borrower (or one or more QRC Subsidiaries) and that Tudor, Pickering, Holt & Co. is engaged in discussions with parties that have expressed interest in such properties at levels that would generate proceeds of at least $25,000,000.

(b)       Each of the QELP Second Amendment, QELP First Amendment and QMLP Second Amendment shall have been approved by the requisite lenders party thereto and become effective.

(c)        The QELP Redetermined Borrowing Base shall have been approved by the requisite lenders and shall be at least $190,000,000.

(d)       The Administrative Agent shall have received a Borrowing Notice in accordance with the requirements hereof requesting a subsequent Borrowing of Additional Term Loans in an amount not to exceed $4,000,000.”

1.19     Section 5.05(a). Section 5.05(a) of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“, subject in the case of clauses (i) and (ii) to the effect of the Misappropriation Transaction.”

1.20     Section 5.05(b). Section 5.05(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b)      Since December 31, 2007 except for the Misappropriation Transaction and the related fees and expenses associated with the related internal investigation, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.”

1.21     Section 5.06. Section 5.06 of the Credit Agreement is amended by changing the first word thereof from “There” to “there” and by adding a new clause at the beginning thereof to read as follows:

“Except for actions, suits, proceedings, claims and disputes arising out of or related to the Misappropriation Transaction,”

1.22     Section 5.14(c). Section 5.14(c) of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“, except to the extent any such proceeds were used improperly in connection with the Misappropriation Transaction.”

1.23     Section 5.15. Section 5.15 of the Credit Agreement is amended by changing the first word of the first and second sentences thereof from “All” to “all” and by adding a new clause at the beginning of the first and second sentence to read as follows:

“Other than as affected by the Misappropriation Transaction,”

1.24     Section 5.17. Section 5.17 of the Credit Agreement is amended to read in its entirety as follows:

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“5.17    Compliance with Laws. Except with respect to Environmental Laws and Laws relating to taxes and employee benefits (which are covered by Sections 5.09, 5.11 and 5.12, respectively), and except as a consequence of or related to the Misappropriation Transaction, neither the Borrower nor any Borrower Affiliate is in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Borrower Affiliate has received notice alleging any noncompliance with any Laws, except for (i) such noncompliance which no longer exists, (ii) alleged noncompliance arising out of or related to the Misappropriation Transaction, or (iii) noncompliance which could not reasonably be expected to have a Material Adverse Effect.”

1.25     Section 6.01(a). Section 6.01(a) of the Credit Agreement is amended by deleting the language commencing with “audited and accompanied by a report” through the end of such Section and adding the following in substitution therefor:

“audited and accompanied by a report and opinion of UHY LLP or another nationally recognized firm of independent certified public accountants reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP (except as otherwise noted herein) and shall not be subject to any qualifications or exceptions as to the scope of the audit (except for qualifications, exceptions or restatements arising out of the Misappropriation Transaction) nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; provided with respect to any audit of, and report and opinion from, a firm of independent certified public accountants of any restatement of the Borrower’s stand alone balance sheet, statement of income and statement of cash flows for fiscal years ending on or before December 31, 2007, such audit, report and opinion may be provided by Eide Bailly LLP, successor by merger to Murrell, Hall, McIntosh & Co., PLLP, UHY LLP or another nationally recognized firm of independent certified public accounts reasonably acceptable to the Required Lenders;”

1.26     Section 6.01(b). Section 6.01(b) of the Credit Agreement is amended by adding a new clause at the end thereof after the word “footnotes” and before the semicolon to read as follows:

“and to adjustments or restatements arising out of or related to the Misappropriation Transaction; provided delivery of the unaudited stand alone balance sheet, statement of income and cash flows of the Borrower for the fiscal quarter ending September 30, 2008 may be delayed and not delivered to the Administrative Agent until thirty (30) days after the date of delivery to the special committee of the Borrower’s governing board of a final report detailing the results of the internal investigation and forensic accounting investigation conducted by Andrews Kurth LLP and FTI Consulting into the Misappropriation Transaction which report may contain any recommended remedial measures the Borrower should undertake or advise that prior financial statements should be restated; provided, however, if restated financial statements are prepared as a result of the Misappropriation Transaction, then the Borrower shall deliver to the Administrative Agent its unaudited stand alone balance sheet, statement of income and cash flows of the Borrower for the fiscal quarter ending September 30, 2008 within ten (10) days after such restated financial statements are completed;”

1.27     Section 6.01. Section 6.01 of the Credit Agreement is amended by designating Section 6.01(c) as Section 6.01(d) and inserting a new Section 6.01(c) to read in its entirety as follows:

“(c)      within 10 days after the end of each month during the Transition Period, delivery of a “check register” type monthly historical cash flow statement for such month and delivery of

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projected cash flow statements for the six (6) succeeding consecutive months and within 30 days after the end of each month, delivery of a detailed “working cash flow” type monthly historical cash flow statement substantially in the form previously delivered to the Administrative Agent; and”

1.28     Section 6.02(a). Section 6.02(a) of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“; provided, subsequent to the delivery of the financial statements referred to in Sections 6.01(a) and (b), there may be delivered Compliance Certificates corrected to reflect the Misappropriation Transaction which corrected Compliance Certificates may be delivered to the Administrative Agent within thirty (30) days after the date of delivery to the special committee of the Borrower’s governing board a final report detailing the results of the internal investigation and forensic accounting investigation conducted by Andrews Kurth LLP and FTI Consulting into the Misappropriation Transaction which report may contain any recommended remedial measures the Borrower should undertake or advise that prior financial statements should be restated; provided, however, if restated financial statements are prepared as a result of the Misappropriation Transaction, then such corrected Compliance Certificates may be delivered to the Administrative Agent within ten (10) days after such restated financial statements are completed;”

1.29     Section 6.08(a). Section 6.08(a) of the Credit Agreement is amended by adding a new clause (ii) thereto to read as follows and designating current clause “(ii)” as clause “(iii)”:

“(ii) the failure to comply therewith arose out of or was related to the Misappropriation Transaction or”

1.30     Section 6.09. Section 6.09 of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“; provided with respect to the Misappropriation Transaction the foregoing shall be modified to exclude noncompliance as a result of or related to the Misappropriation Transaction prior to its discovery and such modifications, restatements and revisions as are necessitated to reflect the Misappropriation Transaction after its discovery are permitted.”

1.31     Section 6.12. Section 6.12 of the Credit Agreement is amended to read in its entirety as follows:

“6.12    Use of Proceeds. Use proceeds of the Original Term Loan Facility to (i) repay a portion of the indebtedness owing under the Original Credit Agreement, and (ii) pay fees, costs and expenses owed pursuant to this Agreement and use proceeds of the Additional Term Loan Facility to (a) fund working capital and fund Borrower’s drilling program to develop its Oil and Gas Properties and (b) (ii) pay fees, costs and expenses owed pursuant to this Agreement.”

1.32     Section 7.04(b). Section 7.04(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b)      Indebtedness (i) owed to Quest Cherokee, LLC evidenced by a promissory note in the principal amount of up to $3,000,000; (ii) owed to QMLP evidenced by a promissory note in the principal amount of up to $5,000,000 and (iii) owed by a Subsidiary to the Borrower or to a Wholly-Owned Subsidiary or by the Borrower to a Wholly-Owned Subsidiary of the Borrower;

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provided, that, in connection with clause (iii) in each case such Indebtedness is evidenced by a promissory note which has been pledged to secure the Obligations and is in the possession of the Administrative Agent or Collateral Agent;”

1.33     Section 7.15. Section 7.15 of the Credit Agreement is amended to read in its entirety as follows:

“7.15    Developmental Expenditures Make capital expenditures for the development of Oil and Gas Properties unless Borrower is in compliance with the terms of this Agreement, including Section 2.06, and from no sources other than (i) distributions paid to Borrower as a result of Borrower’s ownership interest in QMLP and QELP, (ii) revenues derived by Borrower or any Loan Party from the sale of Hydrocarbons from its Oil and Gas Properties, (iii) proceeds of the Additional Term Loans and (iv) proceeds from any Disposition, Debt Issuance and Equity Offering remaining after application of Net Cash Proceeds as required by Section 2.04.”

1.34     Schedule 2.01 Commitments. Schedule 2.01 (Commitments) to the Credit Agreement is hereby amended in its entirety by Supplemental Schedule 2.01 attached to this First Amendment. Any references in the Credit Agreement to Schedule 2.01 shall be deemed to refer to Supplemental Schedule 2.01 from and after the First Amendment Effective Date.

1.35     Exhibit A-1-Form of Borrowing Notice. Exhibit A-1 (Form of Borrowing Notice) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit A-1 attached to this First Amendment. Any references in the Credit Agreement to Exhibit A-1 shall be deemed to refer to Supplemental Exhibit A-1 from and after the First Amendment Effective Date.

1.36     Exhibit A-2-Form of Conversion/Continuation Notice. Exhibit A-2 (Form of Conversion/Continuation Notice) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit A-2 attached to this First Amendment. Any references in the Credit Agreement to Exhibit A-2 shall be deemed to refer to Supplemental Exhibit A-2 from and after the First Amendment Effective Date.

1.37     Exhibit A-3-Form of Repayment Notice. Exhibit A-3 (Form of Repayment Notice) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit A-3 attached to this First Amendment. Any references in the Credit Agreement to Exhibit A-3 shall be deemed to refer to Supplemental Exhibit A-3 from and after the First Amendment Effective Date.

1.38     Exhibit B-Form of Term Note. Exhibit B (Form of Term Note) to the Credit Agreement is hereby designated Exhibit B-1.

1.39     Exhibit B-2-Form of Additional Term Note. There is hereby added as Exhibit B-2 (Form of Additional Term Note) to the Credit Agreement Exhibit B-2 attached to this First Amendment.

1.40     Exhibit C-Form of Compliance Certificate. Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit C attached to this First Amendment. Any references in the Credit Agreement to Exhibit C shall be deemed to refer to Supplemental Exhibit C from and after the First Amendment Effective Date.

1.41	Exhibit D-Form of Assignment and Assumption. Exhibit

D (Form of Assignment and Assumption) to the Credit Agreement is hereby amended by deleting the figure “$35,000,000” and replacing it with the figure “$41,000,000”.

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1.42     Exhibit E-Oil and Gas Property Pledged Collateral Value. There is hereby added as Exhibit E (Oil and Gas Property Pledged Collateral Value) to the Credit Agreement Exhibit E attached to this First Amendment.

Paragraph 2.    Effective Date. This First Amendment shall not become effective until the date (such date, the “First Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:

(a)        this First Amendment, executed by the Borrower, the Guarantors, the Administrative Agent and the Lender;

(b)       from the Borrower and the existing Guarantors, such certificates of secretary, assistant secretary, manager, or general partner, as applicable, as the Administrative Agent may require, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this First Amendment and the other Loan Documents which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing such documents, and (iii) no change in such Person’s organizational documents since July 11, 2008;

(c)        payment on the First Amendment Effective Date to the Administrative Agent of a 50 basis point front-end fee ($30,000) calculated on the Additional Term Loan Commitment of $6,000,000 which fee once paid will be fully earned and nonrefundable;

(d)       payment on the First Amendment Effective Date to the Administrative Agent of a 25 basis point amendment fee ($83,750) calculated on the Outstanding Principal Amount of the Original Term Loan of $33,500,000 which fee once paid will be fully earned and nonrefundable;

(e)        fees and expenses required to be paid pursuant to Paragraph 6 of this First Amendment, to the extent invoiced prior to the First Amendment Effective Date;

(f)        from Andrews Kurth LLP, the law firm retained by the joint special committee of the Borrower, QELPGP and QMLPGP to investigate the Misappropriation Transaction, and/or FTI Consulting, the accounting firm retained by Andrews Kurth LLP to conduct the forensic accounting investigation of the Misappropriation Transaction, a written statement that to the best of their current knowledge the amount of the Misappropriation Transaction does not appear to exceed $10,500,000; and

(f)        such other assurances, certificates, documents and consents as the Administrative Agent may require.

Paragraph 3.	Waivers.

(a)         Insofar as such non-compliance is the direct or indirect consequence of the Misappropriation Transaction, the Lender hereby waives any non-compliance for all periods ending prior to the First Amendment Effective Date with the following representations and warranties and agree that the Borrower shall not be deemed in Default solely by reason of such non-compliance:

(i)         Section 5.05(a) -- Financial Statements -- insofar as a result of or related to the Misappropriation Transaction the financial statements previously delivered may not have fairly presented in all material respects the financial condition of the Borrower and the QRC Subsidiaries as of the date thereof;

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(ii)        Section 5.05(b) – No Material Adverse Effect – insofar as a result of or related to the Misappropriation Transaction (including the costs of the internal investigation related thereto) since December 31, 2007 there may have been an event or circumstance that has or could reasonably be expected to have a Material Adverse Effect;

(iii)       Section 5.06 – Litigation – insofar as actions, suits, proceedings, claims or disputes arising out of or related to the Misappropriation Transaction are pending or threatened or contemplated by or against Borrower or any Borrower Affiliate which could reasonably be expected to have a Material Adverse Effect;

(iv)       Section 5.14(c) – Use of Proceeds – insofar as any proceeds of the Original Term Loan were used in the Misappropriation Transaction;

(v)        Section 5.15 -- Disclosure; No Material Misstatements – insofar as a result of or related to the Misappropriation Transaction any material factual information furnished by on or behalf of the Borrower was not true and accurate in all material respects or was incomplete by omitting to state any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading, or any estimates or projections were based on incorrect information or assumptions; and

(vi)       Section 5.17 -- Compliance With Laws – insofar as a result of or related to the Misappropriation Transaction the Borrower or any Borrower Affiliate is in violation of any Laws which could reasonably be expected to have a Material Adverse Effect and insofar as a result of or related to the Misappropriation Transaction the Borrower or any Borrower Affiliate has received notice alleging any noncompliance with any Laws that could reasonably be expected to have a Material Adverse Effect.

(b)        Insofar as such non-compliance is the direct or indirect consequence of the Misappropriation Transaction, the Lender hereby waives any non-compliance for all periods ending prior to the First Amendment Effective Date with the following affirmative covenants and agree that the Borrower shall not be deemed in Default solely by reason of such non-compliance:

(i)         Section 6.01(a) -- Financial Statements -- insofar as a result of or related to the Misappropriation Transaction the audited stand alone annual financial statements of the Borrower previously delivered did not fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and may need to be restated;

(ii)        Section 6.01(b) – Financial Statements – insofar as a result of or related to the Misappropriation Transaction the unaudited stand alone quarterly financial statements of the Borrower previously delivered did not fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and may need to be restated;

(iii)       Section 6.02(a) – Certificates – insofar as a result of or related to the Misappropriation Transaction previously delivered Compliance Certificates were not accurate and need to be resubmitted;

(iv)       Section 6.03(a) – Notices – insofar as a result of or related to the Misappropriation Transaction a Default or Event of Default occurred and Borrower failed to promptly notify the Administrative Agent of such Default or Event of Default;

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(v)       Section 6.03(b) – Notices – insofar as a result of or related to the Misappropriation Transaction a Material Adverse Effect resulted or could reasonably be expected to result;

(vi)       Section 6.03(c) – Notices – insofar as a result of or related to the Misappropriation Transaction any litigation, investigation or proceeding affecting Borrower or any Borrower Affiliate exists in which the amount involved exceeds $1,000,000 or injunctive or other relief is sought which could reasonably be expected to have a Material Adverse Effect;

(vii)     Section 6.03(d) – Notices – insofar as a result of or related to the Misappropriation Transaction any changes that are made to the Borrower’s internal controls;

(viii)     Section 6.08 – Compliance With Laws – insofar as a result of or related to the Misappropriation Transaction the Borrower failed to comply in all material respects with the requirements of Laws applicable to it or its business or properties and which noncompliance could reasonably be expected to have a Material Adverse Effect;

(ix)       Section 6.09 – Books and Records – insofar as a result of or related to the Misappropriation Transaction the Borrower failed to maintain proper books of record and account (a) in which full, true and correct entries in conformity with GAAP were made and (b) in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it; and

(x)        Section 6.12 – Use of Proceeds – insofar as a result of the Misappropriation Transaction proceeds of the Original Term Loans were used for a purpose other than a purpose set forth in Section 6.12.

(c)         Insofar as such non-compliance is the direct or indirect consequence of (i) the Misappropriation Transaction or (ii) as a result of not promptly settling intercompany accounts, the Lender hereby waives any non-compliance with the following negative covenants and agrees that the Borrower shall not be deemed in Default solely by reason of such non-compliance:

(i)         Section 7.02 -- Investments -- insofar as a result of or related to (A) the Misappropriation Transaction any funds transferred from the Borrower or any Affiliate of the Borrower to an entity controlled by the former CEO of the Borrower would be characterized as a loan, advance or Investment or (B) not promptly settling intercompany accounts any such intercompany accounts would be characterized as a loan, advance or Investment;

(ii)        Section 7.04 – Indebtedness – insofar as a result of or related to (A) the Misappropriation Transaction or (B) not promptly settling intercompany accounts, Indebtedness was created or incurred;

(iii)       Section 7.11 – Transactions with Affiliates – insofar as a result of or related to the Misappropriation Transaction a transfer of property of the Borrower was made to an Affiliate and as a result of not promptly settling intercompany accounts;

(iv)        Section 7.13 – Use of Proceeds -- insofar as a result of or related to the Misappropriation Transaction proceeds of the Original Term Loan were used for a purpose other than a purpose set forth in Section 6.12; and

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(v)         Section 7.17(a) – Interest Coverage Ratio -- insofar as a result of or related to the Misappropriation Transaction the Borrower permitted its Interest Coverage Ratio at any fiscal quarter-end to be less than 2.5 to 1.0; and

(vi)        Section 7.17(b) – Leverage Ratio -- insofar as a result of or related to the Misappropriation Transaction the Borrower permitted its Leverage Ratio at any fiscal quarter-end to be greater than 2.0 to 1.0.

(d)        Insofar as such breach is the direct or indirect consequence of the Misappropriation Transaction, the Lender hereby waives any breach for all periods ending prior to the First Amendment Effective Date with the following Defaults and/or Events of Default:

(i)         Section 8.01(b) – Specific Covenants -- insofar as a result of or related to the Misappropriation Transaction the Borrower failed to observe any term, covenant or agreement contained in Section 6.03(a), Section 6.12, Section 7.02, Section 7.04, Section 7.11, Section 7.13, Section 7.17(a) or Section 7.17(b);

(ii)        Section 8.01(c) – Other Defaults – insofar as a result of or related to the Misappropriation Transaction the Borrower failed to perform or observe any covenant or agreement listed in Paragraph 3(b) or (c) of this First Amendment that is not listed in Paragraph 3(d)(i) of this First Amendment;

(iii)       Section 8.01(d) – Representations and Warranties – insofar as a result of or related to the Misappropriation Transaction any representation or warranty made or deemed made by the Borrower or any other Loan Party was incorrect in any material respect when made or deemed made; and

(iv)       Section 8.01(e) – Cross-Default – insofar as a result of or related to the Misappropriation Transaction the Borrower, any Borrower Affiliate, QMLP or QELP failed to observe or perform any agreement or condition relating to Indebtedness having an aggregate principal amount of more than $1,000,000, the effect of which default is to cause, or to permit the holder of such Indebtedness to cause with the giving of notice if required, such Indebtedness to be demanded or to become due prior to its stated maturity.

(e)         For the avoidance of doubt, the Lender confirms that if the Borrower’s representations are as set out in Article V of the Credit Agreement, as amended and waived herein, and the Borrower complies with the requirements of Section 4.02, Section 4.03, Article VI and Article VII of the Credit Agreement, as amended and waived herein, the Borrower may borrow under the Credit Agreement on the terms and subject to the limitations set forth in the Credit Agreement.

(f)         The foregoing waivers shall not be deemed to be a waiver by the Lender of any other covenant, condition or obligation on the part of the Borrower under the Credit Agreement or any other Loan Document, except as set forth in Paragraph 3 of this First Amendment. In addition, the foregoing waivers shall in no respect evidence any commitment by the Lender to grant any future consents or waivers of any covenant, condition or obligation on the part of the Borrower under the Credit Agreement or any other Loan Document whether related to or arising out of the Misappropriation Transaction or otherwise. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 10.01 of the Credit Agreement.

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Paragraph 4.    Acknowledgment and Ratification. The Borrower and the Guarantors each (i) consent to the agreements in this First Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this First Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, as amended and waived hereby, and all rights thereunder are hereby ratified and confirmed.

Paragraph 5.    Representations. The Borrower and the Guarantors each represent and warrant to the Administrative Agent and the Lender that as of the First Amendment Effective Date and after giving effect to the waivers and amendments set forth in this First Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.

Paragraph 6.    Expenses. The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this First Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this First Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.

Paragraph 7.	Miscellaneous.

(a)        This First Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this First Amendment by reference. Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this First Amendment must be construed, and its performance enforced, under New York law and applicable federal law, (iv) if any part of this First Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (v) this First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Paragraph 8.    ENTIRE AGREEMENT. THIS FIRST AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Paragraph 9.    Parties. This First Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lender, and their respective successors and assigns.

Paragraph 10.  Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this First Amendment.

Paragraph 11.   Release. As additional consideration for the execution, delivery and performance of this First Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lender to enter into this First Amendment, the Borrower warrants and represents to the Administrative Agent, the Collateral Agent and the Lender that no

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Resource Corporation

Amended and Restated Credit Agreement

facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent and the Lender or any defense to (i) the payment of Obligations under the Term Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Term Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, the Collateral Agent and the Lender, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.

The parties hereto have executed this First Amendment in multiple counterparts to be effective as of the First Amendment Effective Date.

Remainder of Page Intentionally Blank

Signature Pages to Follow.

First Amendment to Quest

Resource Corporation

Amended and Restated Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the First Amendment Effective Date.

BORROWER:

QUEST RESOURCE CORPORATION,
as Borrower

By:	/s/ David Lawler
David Lawler
President

The undersigned, as the Guarantors referred to in the Credit Agreement, as amended and restated by this First Amendment, hereby consent to this First Amendment and hereby confirm and agree that (i) the Loan Documents (which specifically includes the Guaranty executed by each Guarantor and each Security Agreement and Mortgage executed by each Guarantor) in effect on the date hereof to which each are a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the First Amendment Effective Date, all references in such Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended by this First Amendment, and (ii) such Loan Documents consisting of Guaranties, Security Agreements, Mortgages, and assignments and all of the collateral described therein do, and shall continue to, secure the payment by the Borrower of the Obligations under the Credit Agreement, as amended and restated by this First Amendment, including without limitation the Additional Term Loan in the amount of up to $6,000,000 and secure the payment by the Borrower of its obligations under the Term Notes, including the Additional Term Note.

GUARANTORS:

QUEST OIL & GAS, LLC,
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

QUEST ENERGY SERVICE, LLC,
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

Signature Page 1

First Amendment to Quest

Resource Corporation

Amended and Restated Credit Agreement

QUEST EASTERN RESOURCE, LLC,
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

QUEST MERGERSUB, INC.
as a Guarantor

By:	/s/ David Lawler
David Lawler
President

Signature Page 2

First Amendment to Quest

Resource Corporation

Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

Signature Page 3

First Amendment to Quest

Resource Corporation

Amended and Restated Credit Agreement

L/C ISSUER AND LENDER:

ROYAL BANK OF CANADA, as a Lender
and L/C Issuer

By:	/s/ Jason York
Jason York
Authorized Signatory

Signature Page 4

First Amendment to Quest

Resource Corporation

Amended and Restated Credit Agreement

SUPPLEMENTAL SCHEDULE 2.01

COMMITMENTS

Lender	Original Term Loan Commitment	Additional Term Loan Commitment	TOTAL
Royal Bank of Canada	$35,000,000.00	$6,000,000.00	$41,000,000.00
TOTAL:	$35,000,000.00	$6,000,000.00	$41,000,000.00

Supplemental Schedule 2.01

SUPPLEMENTAL EXHIBIT A-1

FORM OF BORROWING NOTICE

Date: ____________, _____
To:	Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 11, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Resource Corporation, a Nevada corporation (the “Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

I.	ORIGINAL TERM LOAN FACILITY
1.	Status Information for the Original Term Loan Facility
(a)	Amount of Original Term Loan Facility: $35,000,000
(b)	Original Term Loans outstanding prior to the Borrowing requested herein: $__________
2.	Amount of Original Term Loan Borrowing: $__________
3.	Requested date of Original Term Loan Borrowing: _______________, 200_; must be prior to Original Term Loan Maturity Date.
4.	Requested Type of Loan and applicable Dollar amount:
(a)	Base Rate Loan for $__________
(b)	Eurodollar Rate Loan with Interest Period of:
(i)	one month for	$__________
(ii)	two months for	$__________
(iii)	three months for	$__________
(iv)	six months for	$__________

5.	Purpose of Original Term Loan:

___ To pay certain indebtedness owing under the Original Credit Agreement

___ To pay fees, costs and expenses owed pursuant to the Agreement

Supplemental Exhibit A-1 Page 1

Form of Borrowing Notice

II.    ADDITIONAL TERM LOAN FACILITY

1.	Status Information for the Additional Term Loan Facility
(a)	Amount of Additional Term Loan Facility: $6,000,000
(b)	Additional Term Loans outstanding prior to the Borrowing requested herein: $__________
2.	Amount of Additional Term Loan Borrowing: $__________
3.	Requested date of Additional Term Loan Borrowing: _______________, 2008; must be prior to Additional Term Loan Maturity Date and if initial Additional Term Loan Borrowing cannot exceed $2,000,000.
4.	Requested Type of Loan and applicable Dollar amount:
(a)	Base Rate Loan for $__________
(b)	Eurodollar Rate Loan with Interest Period of one month for $______:
5.	Purpose of Additional Term Loan:

___ To fund working capital and fund Borrower’s drilling program to develop its Oil and Gas Properties

___ To pay fees, costs and expenses owed pursuant to the Agreement

The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing(s) after giving effect thereto and to the application of the proceeds therefrom:

(a)        the representations and warranties of the Borrower contained in Article V of the Agreement are true and correct in all material respects as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date and except for any representations and warranties that may be breached by virtue of the Borrower not being in compliance with any financial covenant set forth in Section 7.17 of the Agreement);

(b)       the amount of the requested Original Term Loan Borrowing will not exceed the Aggregate Original Term Loan Commitment;

(c)        the amount of the requested Additional Term Loan Borrowing will not exceed the Aggregate Additional Term Loan Commitment; and

(d)       no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; provided, that with respect to any Additional Term Loan Borrowing, the foregoing shall specifically exclude any Default or Event of Default that exists by virtue of the Borrower not being in compliance with any financial covenant set forth in Section 7.17 of the Agreement.

The Borrowing requested herein complies with Sections 2.01, 2.02 and 2.03 of the Agreement, as applicable.

Supplemental Exhibit A-1 Page 2

Form of Borrowing Notice

QUEST RESOURCE CORPORATION
a Nevada corporation, as Borrower

By:
Name:
Title:

Supplemental Exhibit A-1 Page 3

Form of Borrowing Notice

SUPPLEMENTAL EXHIBIT A-2

FORM OF CONVERSION/CONTINUATION NOTICE

Date: _______________, ____
TO:	Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 11, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Resource Corporation, a Nevada corporation (the “Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

I.	ORIGINAL TERM LOAN FACILITY
1.	Amount of [conversion] [continuation]: $__________
2.	Existing rate:	Check applicable blank
(a)	Base Rate	______________
(b)	Eurodollar Rate Loan with

Interest Period of:

(i)	one month	______________
(ii)	two months	______________
(iii)	three months	______________
(iv)	six months	______________

3.	If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: _______________, 200_.

The Original Term Loan described above is to be [converted] [continued] as follows:

4.	Requested date of [conversion] [continuation]: _______________, 200_.
5.	Requested Type of Loan and applicable Dollar amount:
(a)	Base Rate Loan for $__________
(b)	Eurodollar Rate Loan with Interest Period of:
(i)	one month for	$__________

Supplemental Exhibit A-2 Page 1

Form of Conversion/Continuation Notice

(ii)	two months for	$__________
(iii)	three months for	$__________
(iv)	six months for	$__________

II.	ADDITIONAL TERM LOAN FACILITY
1.	Amount of [conversion] [continuation]: $__________
2.	Existing rate:	Check applicable blank
(a)	Base Rate	______________
(b)	Eurodollar Rate Loan with
Interest Period of one month:	______________
3.	If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: _______________, 2008.

The Additional Term Loan described above is to be [converted] [continued] as follows:

4.	Requested date of [conversion] [continuation]: _______________, 2008.
5.	Requested Type of Loan and applicable Dollar amount:
(a)	Base Rate Loan for $__________
(b)	Eurodollar Rate Loan with Interest Period of one month for $_______

The [conversion] [continuation] requested herein complies with Sections 2.01, 2.02 and 2.03 of the Agreement, as applicable.

QUEST RESOURCE CORPORATION
a Nevada corporation, as Borrower

By:
Name:
Title:

Supplemental Exhibit A-2 Page 2

Form of Conversion/Continuation Notice

SUPPLEMENTAL EXHIBIT A-3

FORM OF REPAYMENT NOTICE

Date: ____________, _____
To:	Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 11, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Resource Corporation, a Nevada corporation (the “Borrower”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

The undersigned hereby is repaying the Facility as follows:

I.	ORIGINAL TERM LOAN FACILITY
1.	Original Term Loans outstanding prior to the repayment referred to herein: $__________
2.	Amount of repayment: $__________
3.	Date of repayment: _______________, 200_.
4.	Type of Loan and amount to which repayment applies:
(a)	Base Rate Loan for $__________
(b)	Eurodollar Rate Loan with Interest Period of:
(i)	one month	$__________
(ii)	two months	$__________
(iii)	three months	$__________
(iv)	six months	$__________

II.	ADDITIONAL TERM LOAN FACILITY
1.	Additional Term Loans outstanding prior to the repayment referred to herein: $__________
2.	Amount of repayment: $__________
3.	Date of repayment: _______________, 2008.
4.	Type of Loan and amount to which repayment applies:

Supplemental Exhibit A-3 Page 1

Form of Repayment Notice

(a)	Base Rate Loan for $__________
(b)	Eurodollar Rate Loan with Interest Period of one month for $______

The repayment referred to herein complies with Section 2.04 of the Agreement.

QUEST RESOURCE CORPORATION
a Nevada corporation, as Borrower

By:
Name:

Supplemental Exhibit A-3 Page 2

Form of Repayment Notice

EXHIBIT B-2

FORM OF ADDITIONAL TERM NOTE

$6,000,000.00	October [24], 2008

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of _____________________ (the “Lender”), on the Additional Term Loan Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of SIX MILLION AND NO/100 Dollars ($6,000,000), or such lesser principal amount of Additional Term Loans made by Lender under the Additional Term Loan Facility (both as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Additional Term Loan Maturity Date under that certain Amended and Restated Credit Agreement, dated July 11, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent.

The Borrower promises to pay scheduled principal payments as specified in Section 2.06 of the Credit Agreement and interest on the unpaid principal amount of each Additional Term Loan from the date of such Additional Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Additional Term Note is one of the Additional Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Additional Term Note is also entitled to the benefits of each Subsidiary Guaranty, Security Agreement and Mortgage. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Additional Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Additional Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Additional Term Note and endorse thereon the date, amount and maturity of its Additional Term Loans and payments with respect thereto.

This Additional Term Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Additional Term Note.

Exhibit B-2 Page 1

Form of Additional Term Note

THIS ADDITIONAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

QUEST RESOURCE CORPORATION a Nevada
corporation, as Borrower

By:
Name:
Title:
Title:

Exhibit B-2 Page 2

Form of Additional Term Note

SUPPLEMENTAL EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

(Pursuant to Section 6.02 of the Agreement)

Financial Statement Date: ___________, ____

To:	Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 11, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Resource Corporation, a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent and Collateral Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he is the ___________________________ of the Borrower, and that, as such, he is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use the following for fiscal year-end financial statements]

Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of the Borrower and its Subsidiaries required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and

[Use the following for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are, the unaudited consolidated financial statements of the Borrower and its Subsidiaries required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date and the portion of the Borrower’s fiscal year then ended, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use the following for both fiscal year-end and quarter-end financial statements]

1.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

2.         A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the

Exhibit C Page 1

Form of Compliance Certificate

Borrower performed and observed all its Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):

3.         The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

4.         As of the date of this Certificate, the Pledged Collateral Market Value is $______________ calculated as follows:

Quest Resource Corporation Pledged Collateral Market Value Calculation Worksheet As of (insert Financial Statement Date)
	# of QELP units	QELP Common unit market price (a)	QELP Market Value	QELP Pledged Collateral Market Value	# of QELP units	QMLP common Unit market price (b)	QMLP Market Value	QMLP Pledged Collateral Market Value	Totals
Common Unit Collateral
Common units
Common Units Pledged Collateral Market Value
Subordinated Units
Subordinated units
Discount		15.00%				15.00%
Adjusted price
Subordinated Units Pledge Collateral Market Value
Total Pledged Collateral Market Value

(a) – QELP common unit market price as of xx/xx/xxxx, which was the last trading day of the quarterly period
(b) – QMLP common unit market price equal to QELP common unit market price as of last trading day of the quarterly period

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, ________.

QUEST RESOURCE CORPORATION
a Nevada corporation, as Borrower

By:
Name:
Title:

Exhibit C Page 2

Form of Compliance Certificate

SCHEDULE 1

To the Compliance Certificate

Exhibit C Page 3

Form of Compliance Certificate

For the Quarter/Year ended _______________________ (“Statement Date”)

SCHEDULE 2 to the Compliance Certificate ($ in 000’s)

I.	Section 7.17(a) – Interest Coverage Ratio.

A.	Consolidated Annualized EBITDA (for use for Statement Dates prior to March 31, 2009)
	1.	Consolidated EBITDA for the 3-month period ended March 31, 2008 multiplied by 4 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________
	2.	Consolidated EBITDA for the 6-month period ended June 30, 2008 multiplied by 2 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________
	3.	Consolidated EBITDA for the 9-month period ended September 30, 2008 multiplied by 1.33 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________
	4.	Consolidated EBITDA for the 12-month period ended December 31, 2008 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________
	5.	Interest Coverage Ratio: (Line I.C.3) divided by (Line I.A.1, 2, 3 or 4, as appropriate):	____ to 1.0
	6.	Is the Interest Coverage Ratio less than 2.5 to 1.0 for periods ending on and after September 30, 2008?	Yes/No
B.	Consolidated EBITDA measured on a pro forma rolling four consecutive fiscal quarter basis ending on the Statement Date (“Reference Period”) (see Credit Agreement definition of “Consolidated EBITDA”):
	1.	Consolidated EBITDA for Reference Period (prior to pro forma adjustments for Material Dispositions and Material Acquisitions pursuant to Section 7.17(c)):	$________
2.

Pro forma adjustments to EBITDA for Material Dispositions and Material Acquisitions during the Reference Period (Section 7.17(c)), giving effect to such Material Dispositions and Material Acquisitions on a pro forma basis for the Reference Period as if such Material Dispositions and Material Acquisitions occurred on the first day of the Reference Period:

$________
	3.	Consolidated EBITDA including pro forma adjustments for Material Dispositions and Material Acquisitions (Lines I.B.1 +I.B.2):	$________
C.	Consolidated Interest Charges for the Reference Period (or for Reference Periods ending prior to March 31, 2009, Consolidated Annualized Interest Charges)

Exhibit C Page 4

Form of Compliance Certificate

1.

Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date (or for Reference Periods ending prior to March 31, 2009, Consolidated Annualized Interest Charges for the period ending on the Statement Date):

$________
	2.	Pro forma adjustment to Consolidated Interest Charges for Material Dispositions and Material Acquisitions during the four consecutive fiscal quarters ending on the Statement Date (Section 7.17(c)):	$________
	3.	Consolidated Interest Charges including pro forma adjustments for Material Dispositions and Material Acquisitions (Lines I.B.1 + I.B.2):	$________
D.	Interest Coverage Ratio
	1.	Consolidated EBITDA adjusted for Material Dispositions and Material Acquisitions (Line I.B.3):	$________
	2.	Consolidated Interest Charges adjusted for Material Dispositions and Material Acquisitions (Line I.C.3):	$________
	3.	Imputed interest charges on Synthetic Lease Obligations of the Borrower and its Subsidiaries (other than the Excluded MLP Entities) for the Reference Period:	$________
	4.	Interest Coverage Ratio: (Line I.D.1) divided by (Lines I.D.2 + I.D.3):	$________
		Is the Interest Coverage Ratio less than 2.5 to 1.0 for periods ending on and after September 30, 2008?	Yes/No

II.	Section 7.17(b) – Leverage Ratio.

A.	Consolidated Funded Debt
	1.	Consolidated Funded Debt on Statement Date (borrowed money Indebtedness, letter of credit reimbursement obligations, Capital Leases, Synethetic Leases, Guaranty Obligations)	$________
B.	Consolidated EBITDA measured on a rolling four consecutive fiscal quarter basis ending on the Statement Date (“Reference Period”) (see Credit Agreement definition of “Consolidated EBITDA”):
	1.	Consolidated EBITDA for the 3-month period ended March 31, 2008 multiplied by 4 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________
	2.	Consolidated EBITDA for the 6-month period ended June 30, 2008 multiplied by 2 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________
	3.	Consolidated EBITDA for the 9-month period ended September 30, 2008 multiplied by 1.33 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________
	4.	Consolidated EBITDA for the 12-month period ended December 31, 2008 (including pro forma adjustments for Material Dispositions and Material Acquisitions):	$________

Exhibit C Page 5

Form of Compliance Certificate

	5.	Leverage Ratio: (Line II.A.3) divided by (Line II.B.1, 2, 3 or 4, as appropriate):	____ to 1.0
	6.	Is the Leverage Ratio greater than 2.0 to 1.0 for periods ending on and after September 30, 2008?	Yes/No
C.	Consolidated EBITDA (for use for Statement Dates on and after March 31, 2009)
	1.	Consolidated EBITDA (including pro forma adjustments for Material Dispositions and Material Acquisitions) (Line I.A.3 above)	$________
	2.	Leverage Ratio: (Line II.A.3) divided by (Line II.C.1):	____ to 1.0
	3.	Is the Leverage Ratio less than 2.0 to 1.0 for periods ending on and after September 30, 2008?	Yes/No

Exhibit C Page 6

Form of Compliance Certificate

EXHIBIT E

PLEDGED OIL AND GAS PROPERTY VALUE

[Text omitted and filed separately.

Confidential Treatment Requested

Under 17 C.F.R. Sec. 200.80(d)(4) and 230.406]